HITACHI CHEMICAL CO., LTD.  ACQUIRES ACCESS TO FUTURE
                 SPD-SMART LIGHT-CONTROL TECHNOLOGY
                  DEVELOPED BY RESEARCH FRONTIERS


TOKYO, JAPAN and WOODBURY, NEW YORK, July 10, 2007 - Hitachi Chemical Co., Ltd. (Hitachi Chemical) and Research Frontiers Incorporated (Nasdaq: REFR) announced today that Hitachi Chemical has committed to pay Research Frontiers 96 million yen in order to gain guaranteed access to the latest developments in patented SPD-Smart(tm) light-control technology developed by Research Frontiers Inc. over the next two years.

Earlier this year, Research Frontiers licensees Hitachi Chemical and Innovative Glass Corp. announced that Hitachi Chemical was in production of SPD-Smart film from their new wide-width coating line. The film, which is now being used for architectural and aircraft applications, and is also at an advanced stage of development for the automotive and marine industries, electrically controls the amount of light, glare and heat that passes through glass or plastic windows, sunroofs, sunvisors, skylights, interior partitions and other products. Long rolls of SPD-Smart light-control film can easily be shipped from Hitachi Chemical's production facilities in Ibaraki, Japan to customer locations across the world where it can be laminated locally into SPD-Smart glass or plastic products.

Using Hitachi Chemical's SPD film, users can automatically, or with the simple turn of a dial, control light, heat and glare coming through materials such as glass or plastic from optically transparent to blocking over 99% of visible light, and it can be tuned to any level of tint in between. All of this can be done instantly to increase comfort and conserve energy, and unlike conventional shading technology, without blocking one's view. SPD-Smart windows and other products using SPD film also block over 99% of harmful ultraviolet light, reduce noise and increase security.

Eiji Omori, Department Manager of Hitachi Chemical's Advanced Performance Materials Strategy Department, noted the strategic importance of SPD-Smart emulsions and film to Hitachi Chemical's business, and commented: "We work closely in partnership with Research Frontiers, and currently are offering our customers the best performing light-control technology in production anywhere. This latest development allows us to continue to have access to Research Frontiers' latest improvements in SPD light-control technology so that we can always offer the best possible products to our customers in the architectural, automotive, aerospace and marine industries."

Robert L. Saxe, Chairman of Research Frontiers, noted: "Our initial focus was to assist our licensees get SPD technology into production. Now that SPD-Smart film is in production, we can now focus our research and development efforts more towards longer-term improvements in SPD technology."

The film is made using a chemical emulsion patented by Research Frontiers and manufactured by Hitachi Chemical which is then coated onto a thin plastic film. This film is then incorporated into a variety of "smart" products manufactured by other companies where variable light control is desired.

SPD-Smart film technology was awarded a "Best of What's New Award" from Popular Science magazine for home technology, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 450 patents and patent applications held by Research Frontiers worldwide. Currently 33 companies are licensed to use Research Frontiers' patented
SPD light-control technology in emulsions, films, or end-products.
Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-SmartTM, SPD-SmartGlassTM, SmartGlassTM, VaryFastTM, Powered by SPDTM, The View of the Future - Everywhere You LookTM and Visit SmartGlass.com - to change your view of the worldTM are trademarks of Research Frontiers Incorporated.


For further information, please contact:

Research Frontiers Incorporated		           Hitachi Chemical Co., Ltd.
Joseph M. Harary, President		           Hitachi Chemical Co., America, Ltd.
Patricia A. Bryant, Manager of Investor Relations  Nori Imai
240 Crossways Park Drive		           10080 North Wolfe Road, SW3-200
Woodbury, New York 11797		           Cupertino, CA 95014
516-364-1902		                           408-873-2200
info@SmartGlass.com		                   n-imai@hitachi-chemical.com